UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 10, 2011

Date of Report (date of earliest event reported)

SALESFORCE.COM, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

The Landmark @ One Market, Suite 300

San Francisco CA 94105

(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 901-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 10, 2011, the Board of Directors of salesforce.com, inc. (the “Company”) amended its 2006 Inducement Equity Incentive Plan (the “2006 Plan”) to increase the number of shares of its common stock reserved for issuance under the plan by an additional 300,000 shares. The 2006 Plan reserves shares of our common stock solely for the granting of inducement stock options and other awards. Currently, the Compensation Committee administers the 2006 Plan, including approving grants under the plan. The 2006 Plan was adopted in April 2006 and amended in March 2009 without stockholder approval in reliance on the “employment inducement exemption” provided under Rule 303A.08 of the New York Stock Exchange Listed Company Manual.

The foregoing description of the 2006 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2006 Plan, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 10, 2011, the Board of Directors adopted the Company’s Amended and Restated Bylaws (the “Restated Bylaws”) to implement majority voting for the election of directors in uncontested elections. The Restated Bylaws include the following:

•

That a nominee for director shall be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that at a contested election meeting, directors shall be elected by a plurality of the votes cast by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors.

•	That if a nominee for director fails to receive the required number of votes for reelection,

•

the Nominating and Corporate Governance Committee (the “NCGC”) shall make a recommendation to the Board as to whether to accept or reject such director’s resignation as previously tendered pursuant to the Company’s Corporate Governance Guidelines or whether other action should be taken;

•	the Board will act on the NCGC’s recommendation; and

•	within 90 days from the date the election results are certified, the Company will publicly disclose the Board’s decision and the rationale behind such decision.

The foregoing description of the Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Restated Bylaws, a copy of which is filed with this Current Report on Form 8-K as Exhibit 3.1.

As part of the implementation of majority voting for the election of directors in uncontested elections, the Company amended its Corporate Governance Guidelines to provide, among other things, that with respect to director nominations, the Board will only nominate those directors who agree to tender, promptly following the stockholders’ meeting at which they are elected or reelected as director, irrevocable resignations that will be effective upon the failure of such director nominee to receive the required vote for reelection and Board acceptance of such resignation. An updated version of the Company’s Corporate Governance Guidelines will be available on the Company’s website at http://www.salesforce.com/company/investor/governance/.

Item  9.01 Financial Statements and Exhibits

(d) Exhibits

3.1	Amended and Restated Bylaws of salesforce.com, inc.
10.1	2006 Inducement Equity Incentive Plan

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 14, 2011	salesforce.com, inc.

/s/ David Schellhase
David Schellhase
Executive Vice President, Legal

Exhibit Index

Exhibit Number	Exhibit Title
3.1	Amended and Restated Bylaws of salesforce.com, inc.
10.1	2006 Inducement Equity Incentive Plan of salesforce.com, inc.